Exhibit 99.B(h)(3)(ii)

PACIFIC FUNDS SERIES TRUST

AMENDMENT TO THE

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT to the AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Amendment”), effective as of August 1, 2022, is entered into by and between Pacific Funds Series Trust (the “Trust” or “Pacific Funds”), on behalf of the series of Pacific Funds designated in the schedules to this Amendment (each a “Fund,” collectively, the “Funds”), and Pacific Life Fund Advisors LLC (“Adviser”).

WHEREAS, the Trust and Adviser (collectively, the “Parties”) are parties to a certain Amended and Restated Expense Limitation Agreement dated August 1, 2020, as may be amended from time to time (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of premises and mutual promises and covenants contained in the Agreement, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.            Schedule A, B, C and D to the Agreement are hereby deleted in their entirety and replaced with the Schedule A, B, C and D attached hereto, effective as of the date noted on that schedule.

2.            Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Amended and Restated Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: SVP, Fund Advisor Operations

SCHEDULE A

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  Portfolio Optimization Funds1

Operating Expense Limits for Class A, Class C and Class I-22 Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate

Pacific Funds Portfolio Optimization Conservative

Pacific Funds Portfolio Optimization Moderate-Conservative

Pacific Funds Portfolio Optimization Moderate

Pacific Funds Portfolio Optimization Growth

Pacific Funds Portfolio Optimization Aggressive-Growth

0.15% through July 31, 2023

Effective:  August 1, 2022

1 Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth are, together, the “Portfolio Optimization Funds.”

2 Class I-2 was formerly named Advisor Class.

SCHEDULE B

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR: PF Fixed Income Funds3

Operating Expense Limits for Class A and Class C Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2023

Operating Expense Limits for Class I-24 Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Core Income	0.05% through July 31, 2023
Pacific Funds Ultra Short Income	0.07% through July 31, 2023
Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income Pacific Funds ESG Core Bond	0.10% through July 31, 2023

Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Ultra Short Income	0.07% through July 31, 2023
Pacific Funds ESG Core Bond	0.10% through July 31, 2023
Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds Short Duration Income Pacific Funds High Income	0.05% through July 31, 2023

Effective:  August 1, 2022

3 Pacific Funds Ultra Short Income, Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income, Pacific Funds Strategic Income and Pacific Funds ESG Core Bond are, together, the “PF Fixed Income Funds.” The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

4 Class I-2 was formerly named Advisor Class.

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT
FOR: PF U.S. Equity Funds5

Operating Expense Limits for Class A, Class C and Class I-26 Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.20% through July 31, 2023

Operating Expense Limits for Class R6 Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.10% through July 31, 2023

Effective:  August 1, 2022

 5 Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap and Pacific Funds Small-Cap Value are, together, the “PF U.S. Equity Funds.” The expense caps for Class P shares of the PF U.S. Equity Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

6 Class I-2 was formerly named Advisor Class.

SCHEDULE D

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR: Class P Underlying Funds

Operating Expense Limits for Class P Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Core Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.05% through July 31, 2023
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.10% through July 31, 2023

PF Inflation Managed Fund

PF Managed Bond Fund

PF Short Duration Bond Fund

PF Emerging Markets Debt Fund

PF Growth Fund

PF Large-Cap Value Fund

PF Small-Cap Growth Fund

PF Small-Cap Value Fund

PF Real Estate Fund

PF Emerging Markets Fund

PF International Growth Fund (formerly named PF International Large-Cap Fund)

PF International Value Fund

0.15% through July 31, 2023
PF Multi-Asset Fund	0.16% through July 31, 2023
PF International Small-Cap Fund	0.25% through July 31, 2023

Effective:   August 1, 2022